As filed with the Securities and Exchange Commission on February 17, 2015.

Registration No. 333-199859

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INOTEK PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	04-3475813
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

131 Hartwell Avenue, Suite 105

Lexington, MA 02421

(781) 676-2100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David P. Southwell

President and Chief Executive Officer

131 Hartwell Avenue, Suite 105

Lexington, MA 02421

(781) 676-2100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mitchell S. Bloom Edwin M. O’Connor James P.C. Barri Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000	Mark B. Weeks Babak Yaghmaie Divakar Gupta Cooley LLP 1114 Avenue of the Americas New York, NY 10036 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer (Do not check if a smaller reporting company) ☒		Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Common Stock, par value $0.01 per share	$46,002,300(2)	$5,345.47
Convertible Senior Notes(3)	$23,000,000(4)	$2,672.60
Total	$69,002,300	$8,018.07

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Includes the offering price of shares that the underwriters have the option to purchase to cover overallotments, if any.
(3)	In accordance with Rule 457(i) under the Securities Act, this registration statement also registers the shares of our common stock that are initially issuable upon conversion of the Convertible Senior Notes due 2020, or the notes, registered hereby. The number of shares of our common stock issuable upon such conversion is subject to adjustment upon the occurrence of certain events described herein and will vary based on the public offering price of the common stock registered hereby. Pursuant to Rule 416 under the Securities Act, the number of shares of our common stock to be registered includes an indeterminable number of shares of common stock that may become issuable upon conversion of the notes as a result of such adjustments.
(4)	Equals the aggregate principal amount of the notes to be registered hereunder, including $3,000,000 aggregate principal amount of the notes that may be offered and sold pursuant to the exercise in full of the underwriters’ option to purchase additional notes to cover overallotments, if any.
(5)	$15,367.45 has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on February 17, 2015.

INOTEK PHARMACEUTICALS CORPORATION

By:	/s/ David P. Southwell
	Name:	David P. Southwell
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/S/ DAVID P. SOUTHWELL David P. Southwell	President, Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2015

* Dale Ritter	Vice President—Finance (Principal Financial and Accounting Officer)	February 17, 2015

* A.N. “Jerry” Karabelas, Ph.D.	Director	February 17, 2015

* Ittai Harel	Director	February 17, 2015

* Paul G. Howes	Director	February 17, 2015

* Devang V. Kantesaria, M.D.	Director	February 17, 2015

* Isai Peimer	Director	February 17, 2015

* Martin Vogelbaum	Director	February 17, 2015

*Pursuant to Power of Attorney

By:	/s/ David P. Southwell
David P. Southwell

II-1

EXHIBIT INDEX

Exhibit No.	Exhibit Index

1.1**	Form of Underwriting Agreement

1.2**	Form of Underwriting Agreement relating to the Convertible Senior Notes

3.1**	Fifth Amended and Restated Certificate of Incorporation of the Registrant, as amended and currently in effect

3.2**	Form of Seventh Amended and Restated Certificate of Incorporation of the Registrant (to be effective upon the consummation of this offering)

3.3.1**	By-Laws

3.3.2**	Amendment No. 1 to By-Laws

3.3.3**	Amendment No. 2 to By-Laws

3.3.4**	Amendment No. 3 to By-Laws

3.4**	Amended and Restated Bylaws of the Registrant (to be effective upon the consummation of this offering)

4.1**	Form of Common Stock certificate of the Registrant

4.2**	Third Amended and Restated Investor Rights Agreement, dated as of June 9, 2010, by and among the Registrant and each of the parties listed on Schedule A thereto

4.3.1**	Third Amended and Restated Stockholders Agreement, dated as of June 9, 2010, by and among the Registrant and each of the parties listed on Schedule I thereto, as amended and currently in effect

4.3.2**	Amendment No. 1 to the Third Amended and Restated Stockholders Agreement, dated as of June 11, 2010, by and among the Registrant and each of the parties listed on the signature pages thereto

4.4**	Form of Indenture between Inotek Pharmaceuticals Corporation, and Wilmington Trust, National Association, as the trustee, relating to the % Convertible Senior Notes due 2020

5.1.1	Opinion of Goodwin Procter LLP related to the Offering of Common Stock

5.1.2	Opinion of Goodwin Procter LLP related to the Offering of % Convertible Senior Notes due 2020

10.1†**	2004 Stock Option and Incentive Plan

10.2†**	2014 Stock Option and Incentive Plan and forms of agreements thereunder, as amended

10.3†**	Letter Agreement, dated as of July 28, 2014, by and between the Registrant and David P. Southwell

10.4†**	Letter Agreement, dated as of May 2, 2007, by and between the Registrant and Dr. Rudolf A. Baumgartner, M.D., as amended and currently in effect

10.5†**	Letter Agreement, dated as of August 23, 2007, by and between the Registrant and Dr. William K. McVicar, Ph.D., as amended and currently in effect

10.6†**	Letter Agreement, dated as of August 28, 2014, by and between the Registrant and Dale Ritter

10.7**	Venture Loan and Security Agreement, dated as of June 28, 2013, by and among the Registrant, Horizon Technology Finance Corporation and Fortress Credit Co LLC

10.8.1†**	Form of Indemnification Agreement, to be entered into between the Registrant and its directors

10.8.2†**	Form of Indemnification Agreement, to be entered into between the Registrant and its officers

10.9**	Lease, dated as of May 11, 2012, by and between the Registrant and Farley White Kilnbrook Three, LLC, as amended and currently in effect

Exhibit No.	Exhibit Index

10.10**	Inotek Pharmaceuticals Corporation 2014 Employee Stock Purchase Plan, dated as of November 18, 2014

23.1	Consent of McGladrey LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included in signature page)

25.1**	Statement of Eligibility of Trustee on Form T-1

**	Previously filed.
†	Indicates a management contract or any compensatory plan, contract or arrangement.